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                              ADDITIONAL EARNINGS PER SHARE INFORMATION

                                Kelly Services, Inc. and Subsidiaries



Details of the common shares used to compute earnings per share are as follows (after adjustment for the five-for-four stock splits of May, 1989 and 1993) in thousands except per share items:
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                                                                 FISCAL YEAR ENDED
                                                ----------------------------------------------------
                                                Dec. 31,   Dec. 30,   Dec. 29,   Jan. 3,    Jan. 2,
                                                  1989       1990       1991       1993       1994
                                                --------   --------   --------   --------   --------
Weighted average shares outstanding               37,548     37,586     37,616     37,668     37,728

Adjustment for dilutive shares from stock
  options under the treasury stock method:
    Shares assumed issued                            281        301        249        188        473

    Less - Shares assumed repurchased                180        232        185        123        408
                                                 -------   ---------   --------   --------   --------

      Additional shares assumed outstanding          101         69         64         65         65
                                                 -------   ---------   --------   --------   --------
Applicable shares as adjusted                     37,649     37,655     37,680     37,733     37,793
                                                 =======   =========   ========   ========   ========


Net earnings                                     $70,801    $71,194    $38,619    $39,225    $44,559
                                                 =======    ========   ========   ========   ========

Earnings per common share                          $1.88      $1.89      $1.02      $1.04      $1.18
                                                   =====      =====      =====      =====      =====

Percent dilution of earnings per share              0.3%       0.2%       0.2%       0.2%       0.2%
                                                    ====       ====       ====       ====       ====

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